Exhibit 99.1

1275 W. Washington St.
Tempe, AZ 85281
FOR FURTHER INFORMATION:		(602) 286-5520
Karen Struck, Investor Relations	Lauren Glaser – The Trout Group	www.orthologic.com
(602) 286-5250	(415) 392-3310	Nasdaq: OLGC
kstruck@olgc.com	lglaser@troutgroup.com

ORTHOLOGIC ANNOUNCES YEAR END 2007 OPERATING RESULTS
AND STOCK REPURCHASE PROGRAM

TEMPE, AZ – March 5, 2008 – OrthoLogic Corp. (NASDAQ: OLGC) today announced operating results for the year ended December 31, 2007.  The Company also announced that its Board of Directors has approved a stock repurchase program for up to five percent of its currently outstanding common shares.  The shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors.  At February 29, 2008, there were approximately 41.8 million shares of common stock outstanding.

OrthoLogic reported a net loss for the year ended December 31, 2007 of $10.1 million, or $0.24 per share, compared to a net loss of $31.9 million, or $0.78 per share, for the year ended December 31, 2006.  The $21.8 million decrease in net loss in 2007 compared to the same period in 2006 resulted primarily from the following:  $8.5 million purchased in-process research and development costs in 2006; a decrease of $2.0 million in non-cash stock compensation expense; reduced costs in 2007 reflecting management changes and staff reductions occurring in the first half of 2006; a $5.5 million decline in clinical costs related to the Company’s fracture repair Phase 3 and Phase 2b clinical trials, which were substantially completed as of December 31, 2006; a Chrysalin product platform patent impairment loss of $2.1 million recorded in 2006, and the recognition in 2006 of income tax expense related to the recording of a valuation allowance of $1.1 million for a deferred tax asset related to an Alternative Minimum Tax credit carryover.

The Company began 2007 with $70.2 million in cash and investments and ended the year with $60.6 million in cash and investments, a net change of $9.6 million versus original guidance of $18.0 million to $19.0 million and revised guidance of $12.0 million.  For 2008, the Company forecasts a cash burn of $16.0 million to $18.0 million.

Conference Call Information

Management will host a conference call and webcast on Wednesday, March 5, 2008 at 1:30 pm PST / 2:30 pm MST / 4:30 pm EST.  The call may be accessed at 877-440-5784 (domestic), 719-325-4928 (international), or by logging onto the Investors section of the Company’s website, http://investor.orthologic.com.  An accompanying slide set entitled “OLGC YE2007 Operating Results 05-Mar-2008.pdf” can be accessed via the same section of the website.

A replay will be available beginning March 5, 2008 at 7:30 PM EST until midnight March 7, 2008 and may be accessed at 888-203-1112 (domestic) or 719-457-0820 (international) with access code 4224965.

OrthoLogic Announces Year End 2007 Operating Results

About OrthoLogic
OrthoLogic is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions.  The Company is focused on development and commercialization of two product platforms: AZX100 and Chrysalin® (TP508).

AZX100 is a novel synthetic clinical-stage 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis.  Based on its demonstrated effects in pre-clinical models, AZX100 is currently being evaluated for commercially significant medical applications such as the treatment of pulmonary disease, intimal hyperplasia and the prevention of hypertrophic and keloid scarring.  OrthoLogic has an exclusive worldwide license to AZX100.

Chrysalin, the Company’s novel synthetic 23-amino acid peptide, has been proven in multiple pre-clinical and clinical models to stimulate cellular events leading to angiogenesis, revascularization, and repair of dermal and musculoskeletal tissues.  It is being studied in disorders that involve vascular endothelial dysfunction.  The Company owns exclusive worldwide rights to Chrysalin.

OrthoLogic’s corporate headquarters are in Tempe, Arizona.  For more information, please visit the Company's website: www.orthologic.com.

Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2007, and other documents we file with the Securities and Exchange Commission.

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Editors’ Note: This press release is also available under the Investors section of the Company’s Web site at www.orthologic.com.

OrthoLogic Announces Year End 2007 Operating Results

ORTHOLOGIC CORP.
(A Development Stage Company)
BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$20,943	$18,047
Short-term investments	18,236	35,977
Prepaids and other current assets	906	1,950
Total current assets	40,085	55,974

Furniture and equipment, net	318	409
Long-term investments	21,459	16,206
Total assets	$61,862	$72,589

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$702	$1,621
Accrued compensation	658	584
Accrued clinical	1	133
Accrued severance and other restructuring costs	166	366
Other accrued liabilities	874	737
Total current liabilities	2,401	3,441

Stockholders' Equity
Common Stock $.0005 par value; 100,000,000 shares authorized; 41,758,065 and 41,564,291 shares issued and outstanding	21	21
Additional paid-in capital	189,013	188,236
Accumulated deficit	(129,573)	(119,109)
Total stockholders' equity	59,461	69,148
Total liabilities and stockholders' equity	$61,862	$72,589

OrthoLogic Announces Year End 2007 Operating Results

ORTHOLOGIC CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

				As a
				Development
				Stage Company
	Years Ended December 31,			August 5, 2004 -
	2007	2006	2005	December 31, 2007
OPERATING EXPENSES
General and administrative	$3,738	$6,558	$4,910	$17,084
Research and development	9,641	19,661	25,444	62,826
Purchased in-process research and development		8,471	-	34,311
Other gains			(250)	(375)
Total operating expenses	13,379	34,690	30,104	113,846
Interest and other income, net	(3,278)	(3,883)	(2,640)	(10,552)
Loss from continuing operations before taxes	10,101	30,807	27,464	103,294
Income tax expense (benefit)		1,106	(108)	356
Loss from continuing operations	10,101	31,913	27,356	103,650
Discontinued operations - net gain on the sale of the bone device business, net of taxes of $0, $0, $96, ($267) respectively	-	-	(154)	(2,202)
NET LOSS	$10,101	$31,913	$27,202	$101,448
Per Share Information:
Net loss, basic and diluted	$0.24	$0.78	$0.72
Basic and diluted shares outstanding	41,644	40,764	38,032

OrthoLogic Announces Year End 2007 Operating Results

ORTHOLOGIC CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(in thousands)

				As a
				Development
				Stage Company
	Years Ended December 31,			August 5, 2004 -
	2007	2006	2005	December 31, 2007

OPERATING ACTIVITIES
Net loss	$(10,101)	$(31,913)	$(27,202)	$(101,448)
Non Cash items:
Deferred tax expense	-	1,106	-	770
Depreciation and amortization	169	2,833	392	3,434
Non-cash stock compensation	777	2,781	162	3,720
Gain on sale of bone device business	-	-	(250)	(2,298)
In-process research and development	-	8,471	-	34,311
Change in other operating items:				-
Prepaids and other current assets	1,044	(1,094)	424	803
Accounts payable	(919)	334	203	(269)
Accrued liabilities	(384)	(1,422)	(294)	(1,317)
Cash flows used in operating activities	(9,414)	(18,904)	(26,565)	(62,294)
INVESTING ACTIVITIES
Expenditures for furniture and equipment, net	(178)	(196)	(268)	(693)
Proceeds from sale of assets	-	-	7,000	7,000
Cash paid for assets of AzERx/CBI	-	(390)	-	(4,058)
Cash paid for patent assignment rights	-	(250)	(400)	(650)
Purchases of investments	(51,395)	(56,509)	(48,823)	(197,289)
Maturities of investments	63,883	52,847	65,502	215,532
Cash flows provided by (used in) investing activities	12,310	(4,498)	23,011	19,842
FINANCING ACTIVITIES
Net proceeds from stock option exercises	-	2,962	288	4,612
Net proceeds from sale of stock	-	3,376	-	3,376
Cash flows provided by financing activities	-	6,338	288	7,988
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,896	(17,064)	(3,266)	(34,464)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,047	35,111	38,377	55,407
CASH AND CASH EQUIVALENTS, END OF PERIOD	$20,943	$18,047	$35,111	$20,943

Supplemental Disclosure of Non-Cash Investing Activities
AzERx / CBI Acquisitions
Current assets acquired	$-	$-	$-	$29
Patents acquired	-	-	-	2,142
Liabilities acquired, and accrued acquisition costs	-	(317)	-	(457)
Original investment reversal	-	-	-	(750)
In-process research and development acquired	-	8,471	-	34,311
Common stock issued for acquisitions	-	(7,764)	-	(31,217)
Cash paid for acquisitions	$-	$390	$-	$4,058